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              CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
                      RATIO OF EARNINGS TO FIXED CHARGES

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
                                  Six-Month              Six-Month
                                 Period Ended           Period Ended    Seven-Month Period
                                   June 30,                June 30,     Ended December 31,           Year Ended May 31,
                                    1998    1997      1997     1996         1997     1996      1995      1994      1993
                                 -----------------------------------------------------------------------------------------------
Income                           $36,218  $27,502  $46,383  $39,683      $59,575   $20,977   $29,011   $15,973  $14,927
Fixed Charges                     10,083    5,508    9,888    6,562       13,063    14,739    14,288    13,483    9,461
                                 --------------------------------------------------------------------------------------

Adjusted Earnings                $46,301  $33,010  $56,271  $46,245      $72,638   $35,716   $43,299   $29,456  $24,388
                                 ======================================================================================

Fixed Charges
 Rent                                 _       _      1,100       778       1,333     1,333     1,333     1,333    1,333
 Interest on indebtedness
 and amortization of
 deferred finance cost           $10,083  $ 5,508  $ 8,788  $  5,784     $11,730   $13,406   $12,955   $12,150  $ 8,128
                                 --------------------------------------------------------------------------------------

Total Fixed Charges              $10,083  $ 5,508  $ 9,888  $  6,562     $13,063   $14,739   $14,288   $13,483  $ 9,461
                                 ======================================================================================
Ratio of Earnings to
 Fixed Charges                      4.59x    5.99x    5.69x     7.05x       5.56x     2.42x     3.03x     2.18x    2.58x
                                 ======================================================================================
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